                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Computer Identics Corporation
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                         COMPUTER IDENTICS CORPORATION

                           [COMPUTER INDENTICS LOGO]

   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF COMPUTER IDENTICS CORPORATION
                           TO BE HELD ON MAY 14, 1996

     The Annual Meeting of Stockholders of Computer Identics Corporation will be held on May 14, 1996 at 10:00 a.m., local time, at the offices of the Company, 5 Shawmut Road, Canton, Massachusetts, for the following purposes:

          1. To elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To consider and act upon a proposal to amend the Computer Identics Corporation Restated Articles of Organization, as amended, to increase the number of authorized shares of Voting Common Stock from 14,000,000 to 25,000,000.

          3. To consider and act upon a proposal to adopt the Computer Identics Corporation 1996 Incentive Stock Plan.

          4. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

     The Board of Directors has fixed March 29, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     You are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          Steven R. London, Clerk

Canton, Massachusetts
April 8, 1996

-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, THE PROXY IS REVOCABLE AS DESCRIBED IN THE PROXY STATEMENT.
------------------------------------------------------------------------------

                         COMPUTER IDENTICS CORPORATION

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1996

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Computer Identics Corporation, a Massachusetts corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 5 Shawmut Road, Canton, Massachusetts 02021, on May 14, 1996, at 10:00 a.m. and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about April 8, 1996. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

     Only stockholders of record at the close of business on March 29, 1996 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 10,866,793 shares of Voting Common Stock, $.10 par value (the "Common Stock") of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors, for the proposal to amend the Company's Restated Articles of Organization, as amended, (the "Articles of Organization") to increase the number of shares of Common Stock from 14,000,000 to 25,000,000, and for the proposal to adopt the 1996 Incentive Stock Plan. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Section 50A of the Massachusetts Business Corporation Law ("Section 50A") requires most publicly-held Massachusetts corporations, including the Company, to divide their boards of directors into three classes, notwithstanding any provisions to the contrary in a corporation's articles of organization or by-laws. At each annual meeting of stockholders following the initial classification, the directors elected to succeed those whose terms expire shall be elected to hold office for a term to expire at the third annual meeting of stockholders after their election. Pursuant to an elective provision of Section 50A, the Board of Directors of the Company voted to remove the Company from the operation of Section 50A. Thus the provisions of the Company's Articles of Organization and By-laws continue to govern the election and term of office of the Board of Directors.

     The Company's By-laws provide that the number of directors constituting the Board of Directors shall be such number, not less than that required by applicable law, as the Board of Directors from time to time shall determine. The Board of Directors has fixed the number of directors constituting the Board of Directors for the ensuing year at six. At the Meeting, six directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. The persons listed in the table below have been nominated by the Board of Directors for election as directors. All such nominees are currently directors of the Company.

     It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate.

     The following table sets forth certain information with respect to the nominees.

                  NAME              AGE                 POSITION            DIRECTOR SINCE
                  ----              ---                 --------            --------------
        Richard C. Close             53     President, Chief Executive           1992
                                            Officer and Director

        John M. Hill(1)              58     Director                             1992

        Tomas Kohn(2)                55     Chairman of the Board, Director      1987

        Jan A. Smolders(1)(2)        56     Director                             1993

        Edward J. Stewart,           50     Director                             1995
          III(2)

        Richard S. Wilcox(1)         66     Director                             1969

---------------
(1) Member of the Company's Audit Committee.

(2) Member of the Company's Stock Incentive, Nominations and Compensation Committee.

     Mr. Close has been the President and Chief Executive Officer of the Company since May 1993. See "Executive Compensation -- Employment Agreement." From 1987 to 1993, Mr. Close served as President of Kodak Electronic Printing Systems, Inc., a manufacturer of digital pre-press equipment for the printing and publishing industries.

     Mr. Hill has been a self-employed management consultant in strategic planning and business development in material handling, warehousing and distribution since 1990. From 1989 to 1990, Mr. Hill was Vice President of Control Module, Inc., a manufacturer of automatic identification and data collection systems. From 1988 to 1989, Mr. Hill was an independent consultant and was affiliated with Tompkins Associates, a material handling consulting firm. From 1985 to 1988, Mr. Hill served as President of Logisticon, Inc., a supplier of material management systems.

     Mr. Kohn has been a Professor at Boston University since 1988. Mr. Kohn has been a Director of Conduit del Ecuador, a steel tubing manufacturer, since 1974, and a Director of the steel wire manufacturer, Ideal-Alambrec, since 1971. Mr. Kohn serves as a Director of the Company as a designee of N.V. Bekaert S.A., a manufacturer of steel wire and wire products (see "Security Ownership of Directors, Officers and Certain Other Persons").

     Mr. Smolders has been the President of Bekaert Corporation, the United States affiliate of Bekaert, since 1992. From 1989 through 1991, Mr. Smolders was the Vice President and General Manager of the steel cord division of Bekaert Corporation. Mr. Smolders serves on the Board of Directors of the Company as a designee of Bekaert (see "Security Ownership of Directors, Officers and Certain Other Persons").

     Mr. Stewart has been the General Partner of Kestrel Venture Management for two years and of Corning Venture Management since 1983, both venture capital firms. From 1982 to 1992, Mr. Stewart served as the President of Corning Capital Corporation, a private investment firm. Mr. Stewart has been a Director of Corning Capital Corporation since 1982 and a Director of MicroTouch Systems, Inc., a manufacturer of touch-sensitive computer screens, since 1984.

     Mr. Wilcox, is a private investor. Mr. Wilcox has also served for more than five years as a Director of Sheldahl, Inc., a manufacturer of flexible printed circuits and composite materials for the electronics industry.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held seven meetings during the fiscal year ended December 31, 1995. Each current Director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

     The Board of Directors has an Audit Committee, currently composed of Messrs. Hill, Smolders and Wilcox, which met on two occasions during the fiscal year ended December 31, 1995. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of and other matters relevant to the audit, reviewing the scope of internal controls and the implementation by management of recommendations made by the independent auditors.

     The Board of Directors has a Stock Incentive, Nominations and Compensation Committee, currently composed of Messrs. Kohn, Smolders and Stewart, which met on four occasions during the fiscal year ended December 31, 1995. The functions of this Committee include recommending nominees for election as Directors, advising the Board of Directors on employment arrangements with key executive personnel and determining salaries, bonuses, awards under the Company's stock incentive plans, employee benefits and overall employee compensation. This Committee considers recommendations for potential members of the Board of Directors from other Directors, management and stockholders.

COMPENSATION OF DIRECTORS

     Each Director who is not also an employee of the Company (the "Nonemployee Directors") receives a fee of $500 for each meeting of the Board of Directors and each meeting of any Committee of the Board (except those held in conjunction with meetings of the Board of Directors) attended. Nonemployee Directors are also reimbursed for travel expenses incurred in attending such meetings. In addition, Nonemployee Directors receive an annual fee of $2,000.

     The Company has a 1994 Restricted Stock Plan for Nonemployee Directors (the "Directors' Plan"). Pursuant to the Plan, each Nonemployee Director who was a Director on March 10, 1994 (the "Effective Date") received 9,600 shares of Common Stock. Each Nonemployee Director elected subsequent to the Effective Date will receive 9,600 less 200 shares for each full month elapsed since the Effective Date until such election. The Chairman of the Board of Directors received an additional 19,200 shares on the Effective Date, and any new Chairman of the Board who is also a Nonemployee Director first elected subsequent to the Effective Date will receive an additional 19,200 less 400 shares for each full month elapsed from the Effective Date until such election. Shares granted to Nonemployee Directors vest at the rate of 200 shares per month, and the additional shares granted to the Chairman vest at the rate of 400 shares per month.

     The Company carries directors' and officers' liability insurance.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN OTHER PERSONS

     The following table sets forth certain information as of March 15, 1996 with respect to the beneficial ownership of the Company's Common Stock by each Director, the named executive officers in the Summary Compensation Table under "Executive Compensation" below, all executive officers and Directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                   SHARES OF COMMON STOCK     PERCENT
                   NAME                            BENEFICIALLY OWNED(1)      OF CLASS
                   ----                            ----------------------     --------
        Richard C. Close(2)                                352,500               3.2%
        John M. Hill(3)                                     15,750                  *
        Tomas Kohn(4)                                      233,380               2.2%
        Jan A. Smolders                                     17,100                  *
        Edward J. Stewart, III(5)                          158,600               1.5%
        Richard S. Wilcox(6)                               388,728               3.6%
        Jeffrey A. Weber(7)                                100,000               1.0%
        Stephen L. Abbey(8)                                 60,000                  *
        Thomas J. Chisholm(9)                               54,500                  *
        All executive officers and directors as a
          group                                          1,357,858              12.1%
          (9 persons)(2)(3)(4)(5)(6)(7)(8)(9)
        Frank J. Wezniak(10)                               856,610               7.7%
          5 Arlington Street
          Boston, MA 02116
        N.V. Bekaert S.A.                                2,431,033              22.4%
          Bekaertstratt 2
          B-8550 Zwevegem
          Belgium
        The Wilcox Group (11)                              951,667               8.8%
        c/o Richard S. Wilcox, Jr.
          119 South Main Street
          Stillwater, MN 55082

---------------
  *  Less than 1% of the outstanding Common Stock.

 (1) Unless otherwise noted, each person possesses sole voting and investment power with respect to the shares listed.

 (2) Includes 200,000 shares issuable pursuant to immediately exercisable stock options and stock options exercisable within 60 days, as well as 24,000 shares of restricted stock which vest on May 1, 1996.

 (3) Includes 1,150 shares held jointly with Mr. Hill's wife.

 (4) Includes 37,000 shares held by Mr. Kohn's sister-in-law, brother-in-law and mother as to which he disclaims beneficial ownership. Includes 3,500 shares held by Mr. Kohn's spouse.

 (5) Includes 55,000 shares held jointly with Mr. Stewart's spouse and 30,000 shares held by two of Mr. Stewart's adult children.

 (6) Includes 159,436 shares held by a trust for which Mr. Wilcox serves as a Trustee. Mr. Wilcox disclaims beneficial ownership of such shares. See also
     Note 11, below.

 (7) Includes 70,000 shares issuable pursuant to immediately exercisable stock options.

 (8) Includes 45,000 shares issuable pursuant to immediately exercisable stock options.

 (9) Includes 44,500 shares issuable pursuant to immediately exercisable stock options.

(10) Includes 200,000 shares issuable pursuant to immediately exercisable warrants.

(11) Includes the 388,728 shares held by Richard S. Wilcox. The Wilcox Group consists of Richard S. Wilcox, and a number of his relatives. Richard S. Wilcox does not have any voting or investment power with respect to the 562,939 shares held by his relatives and disclaims beneficial ownership of such shares.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation during the last three fiscal years of the Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose annual salary and incentive compensation, if any, exceeded $100,000 for services in all capacities to the Company during the last fiscal year ended December 31, 1995.
The executive officers listed in the Summary Compensation Table are collectively referred to as the "Named Executive Officers." No other executive officer of the Company received an annual salary and bonus in excess of $100,000 for services in all capacities to the Company during the last fiscal year.

                           SUMMARY COMPENSATION TABLE
                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                   ANNUAL COMPENSATION               --------------------
                                          --------------------------------------     RESTRICTED   SECURITIES
                               FISCAL                              OTHER ANNUAL       STOCK       UNDERLYING   ALL OTHER
     NAME AND PRINCIPAL         YEAR       SALARY       BONUS      COMPENSATION       AWARDS      OPTIONS     COMPENSATION
          POSITION             ENDED        ($)          ($)            ($)            ($)          (#)          ($)(1)
     ------------------        ------     --------     -------     -------------     --------     -------     ------------
Richard C. Close.............   1995      $150,000     $     0        $     0        $      0(2)  150,000(3)     $2,640
  President and Chief           1994       150,000           0              0               0           0         2,640
  Executive Officer             1993        98,077           0          1,167(4)      144,000(5)  200,000(6)      2,160

Jeffrey A. Weber.............   1995       115,000      10,000              0               0           0         1,826
  Senior Vice President         1994        65,512(7)   14,583              0          31,875(8)  100,000(9)      1,513
  Operations & Finance          1993            --          --             --              --          --            --

Stephen L. Abbey.............   1995        98,578(10)  18,333              0          28,125(11)  75,000(12)     1,518
  Vice President, North         1994            --          --             --              --          --            --
  American Sales &              1993            --          --             --              --          --            --
  Marketing

Thomas J. Chisholm...........   1995       102,827       6,167              0               0      30,000(13)     1,739
  Vice President, Research      1994        99,106       2,125              0               0      25,000(14)     1,712
  & Development                 1993        93,797           0              0               0      25,000(15)     1,481

---------------
 (1) Consisting of $1,200 of matching contributions by the Company to its 401K plan for employees plus the income value of term life insurance premiums paid by the Company.

 (2) As of December 29, 1995, Mr. Close held 72,000 shares of restricted stock having a value of $175,500 based upon a market price of $2.4375 on such date.

 (3) These options vest at the rate of 33.3% per year, commencing April 6, 1996.

 (4) Consisting of fees paid to Mr. Close as a Nonemployee Director prior to his becoming President and Chief Executive Officer of the Company.

 (5) In 1993, the Company granted Mr. Close 96,000 shares of Restricted Stock under its 1993 Stock Incentive Plan. These shares vest at the rate of 25% per year commencing on May 1, 1993. If the Company terminates Mr. Close without cause prior to May 1, 1996, an additional 24,000 of these shares shall automatically vest.

 (6) These options vest at the rate of 25% per year, commencing May 1, 1994.

 (7) Mr. Weber commenced employment with the Company on June 1, 1994 at an annual salary of $115,000. Salary reported is from such date.

 (8) In 1994, the Company granted Mr. Weber 30,000 shares of Restricted Stock under its 1993 Stock Incentive Plan. These shares are currently fully vested.

 (9) These options are currently exercisable for 40,000 shares and the remaining 60,000 shares will become exercisable in equal installments on June 1, 1996 and June 1, 1997.

(10) Mr. Abbey commenced employment with the Company on February 1, 1995 at an annual salary of $110,000. Salary reported is from such date.

(11) In 1995, the Company granted Mr. Abbey 15,000 shares of Restricted Stock under its 1993 Stock Incentive Plan. These shares are currently fully vested.

(12) These options are currently exercisable for 45,000 shares and the remaining 30,000 shares will become exercisable on February 3, 1997.

(13) These options vest 100% on January 1, 1997. These options were granted subject to approval by stockholders at the Meeting of the 1996 Incentive Stock Plan which is the subject of Proposal No. 3 -- Proposal to Adopt the Company's 1996 Incentive Stock Plan.

(14) These options are currently exercisable for 15,000 shares and the remaining 10,000 shares will become exercisable on December 9, 1996.

(15) These options are currently exercisable for 17,500 shares and the remaining 7,500 shares will become exercisable on October 7, 1996.

BONUS PLAN

     The Company maintains an informal bonus program for certain employees, including executive officers, under which such employees may be awarded discretionary cash bonuses based upon an evaluation of individual performance and the performance of the Company during the year.

STOCK OPTION PLANS

     The following table sets forth certain information regarding grants of stock options during the fiscal year ended December 31, 1995 to the Named
Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR
                                                    INDIVIDUAL GRANTS                             POTENTIAL
                                ----------------------------------------------------------       REALIZABLE
                                 NUMBER OF                                                    VALUE AT ASSUMED
                                  SHARES        % OF TOTAL                                     RATES OF STOCK
                                UNDERLYING        OPTIONS                                    PRICE APPRECIATION
                                  OPTIONS         GRANTED       EXERCISE OR                    FOR OPTION TERM
                                  GRANTED      TO EMPLOYEES      BASE PRICE    EXPIRATION    -------------------
             NAME                   (#)       IN FISCAL YEAR       ($/SH)         DATE        $5%($)     10%($)
             ----               -----------   ---------------   ------------   -----------   --------   --------
Richard C. Close..............    150,000           51%           $1.8125         4/5/05     $170,980   $433,299

Jeffrey A. Weber..............         --            --                --             --           --         --

Stephen L. Abbey..............     75,000           26%           $ 1.875         2/2/05       88,438    224,120

Thomas J. Chisholm(1).........     30,000           10%           $ 2.625       12/12/05       49,526    125,507

---------------
(1) Subject to stockholder approval at the Meeting of Stockholders of the 1996 Incentive Stock Plan, which is the subject of Proposal No. 3 -- Proposal to Adopt the Company's 1996 Incentive Stock Plan.

     The following table sets forth certain information with respect the aggregate number and value of options exercised and exercisable by the Named
Executive Officers during the fiscal year ended December 31, 1995.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
                                                                    NUMBER OF SHARES
                                                                    OF COMMON STOCK          VALUE OF
                                                                       UNDERLYING           UNEXERCISED
                                                                      UNEXERCISED          IN-THE-MONEY
                                                                       OPTIONS AT           OPTIONS AT
                                                                        12/31/95            12/31/95(2)
                                                                    ----------------     -----------------
                           SHARES ACQUIRED                            EXERCISABLE/         EXERCISABLE/
                             ON EXERCISE        VALUE REALIZED       UNEXERCISABLE         UNEXERCISABLE
          NAME                   (#)                ($)(1)                (#)                   ($)
          ----            ----------------     ---------------     ----------------     -----------------
Richard C. Close.........         0                   0             100,000/250,000     $131,250/$225,000

Jeffrey A. Weber.........         0                   0              40,000/ 60,000       55,000/  82,500

Stephen L. Abbey.........         0                   0              45,000/ 30,000       25,313/  16,875

Thomas J. Chisholm.......         0                   0              54,500/ 47,500(3)    64,181/  18,590

---------------
(1) Messrs. Close, Weber, Abbey and Chisholm did not exercise any stock options during 1995.

(2) Based upon the closing price of the Company's Common Stock on December 29, 1995 on the Nasdaq National Market of $2.4375 minus the respective option exercise prices.

(3) Includes 30,000 options that are subject to stockholder approval at the Meeting of Stockholders of the 1996 Incentive Stock Plan, which is the subject of Proposal No. 3 -- Proposal to Adopt the Company's 1996 Incentive Stock Plan.

EMPLOYMENT AGREEMENTS

     In April 1993, the Company entered into an employment agreement with Richard C. Close, its President and Chief Executive Officer. The Agreement, which has a four-year term, entitles Mr. Close to an annual salary of $150,000.00. Pursuant to the Agreement, the Company granted Mr. Close 96,000 shares of Common Stock and incentive stock options for 200,000 shares of Common Stock at an exercise price of $1.125 per share, subject to a four year vesting schedule. In the event of the termination of Mr. Close's employment without cause, the Agreement entitles Mr. Close to his salary for six months. The employment agreement also entitles Mr. Close to receive such employment benefits as may be generally available to the Company's employees, and prohibits Mr. Close from directly or indirectly competing with the Company for so long as he is an employee of the Company and for a period of two years thereafter.

     The Company entered into an employment agreement with Jeffrey A. Weber, its Senior Vice President, Operations and Finance in May 1994. The Agreement, which has a three-year term, entitles Mr. Weber to an annual salary of $115,000 and such employment benefits as may be generally available to the Company's employees. Pursuant to the Agreement, the Company granted Mr. Weber 30,000 shares of Common Stock and incentive stock options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1.0625 per share, subject to a three year vesting schedule. If Mr. Weber's employment is terminated without cause, the Agreement entitles Mr. Weber to severance equal to four months' salary. The employment agreement also entitles Mr. Weber to receive such employment benefits as may be generally available to the Company's employees, and prohibits Mr. Weber from directly or indirectly competing with the Company for so long as he is an employee of the Company and for a period of two years thereafter.

COMPENSATION COMMITTEE REPORT

     The primary objectives of the Stock Incentive, Nominations and Compensation Committee (the "Compensation Committee") in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the Company's stockholders.

     The compensation of executive officers consists of base compensation, bonuses, the grant of stock and stock options, and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee strives to achieve a balance between base salary and bonus to provide executives with competitive compensation based on analyses of executive compensation plans for comparably sized companies, as reported in surveys conducted by the American Electronics Association and in other relevant industry and regional sources. The Compensation Committee relies on bonuses and grants of stock and stock options to provide significant performance incentives.

     Executive officers are eligible to participate in the bonus plan, which is administered by the Compensation Committee. Executive officers receive discretionary bonuses based upon a subjective evaluation of their contributions to the Company. See "Bonus Plan."

     All employees, including executive officers and Mr. Close, were eligible to receive grants of restricted stock and stock options under the 1993 Stock Incentive Plan (the "1993 Plan"), and will be eligible to receive such grants under the 1996 Incentive Stock Plan (the "1996 Plan") if Proposal No. 3 is approved by stockholders at the Meeting. The 1993 Plan has been, and the 1996 Plan will be, used to align the interests of executive officers and employees with the stockholders' interests and the long term success of the Company. In determining the number of shares of restricted stock or stock options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by Mr. Close and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer,
(ii) the number of shares of restricted stock and stock options held by the executive officer, and (iii) the performance of the Company. No particular weight is given to any of these factors; rather, each executive officer's total compensation package is reviewed as a whole. During the fiscal year ended December 31, 1995, the Company granted options to purchase 293,750 shares of common stock and 15,000 shares of restricted stock. Of these, options to purchase 255,000 shares and 15,000 restricted shares were granted to the Named Executive Officers, as follows: options to purchase 150,000 shares were granted to Mr. Close, options to purchase 75,000 shares and 15,000 restricted shares were granted to Mr. Abbey and options to purchase 30,000 shares were granted to Mr. Chisholm (subject to approval by stockholders of the 1996 Plan at the Meeting). As a special 1995 year-end bonus, 12,600 shares of restricted stock were distributed to all employees except executive officers.

     The Compensation Committee believes that the base salaries of the executive officers are comparable to the cash compensation of officers with similar responsibilities in comparable companies.

     During the fiscal year ended December 31, 1995, Mr. Close, the Company's Chief Executive Officer, received a base salary of $150,000 in accordance with his employment agreement. See "Employment Agreements," above. The Compensation Committee believes that this compensation is comparable to the cash compensation of chief executive officers of comparable companies. Mr. Close received stock options for 150,000 shares and restricted stock amounting to $47,250 in 1995 as incentive components of his compensation.

                             Compensation Committee

                                Jan A. Smolders
                                   Tomas Kohn
                             Edward J. Stewart, III

                               PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative total shareholder return for fiscal years ended December 31, 1991, December 31, 1992, December 31, 1993, December 31, 1994 and December 31, 1995, the cumulative total return on the Nasdaq Stock Market Index (U.S. companies) and the Nasdaq
Computer Manufacturers Stocks Index (SIC 3570-3579 U.S. and foreign) based upon the market price of the Company's Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                                                                  NASDAQ COMP
                                                                     UTER
                                                                  MANUFACTUR-
                                   COMPUTER      NASDAQ STOCK     ERS STOCKS
      MEASUREMENT PERIOD         IDENTICS COR-    MARKET (US     SIC 3570- 3579
    (FISCAL YEAR COVERED)          PORATION       COMPANIES)      US & FOREIGN
    ---------------------        -------------   ------------    --------------
12/31/90                            100.0           100.0           100.0
12/31/91                            340.0           160.5           139.9
12/31/92                            180.0           186.9           188.1
12/31/93                            220.0           214.5           178.2
12/30/94                            260.0           209.7           195.7
12/29/95                            390.0           296.5           308.4

Assumes $100 invested on December 31, 1990 in the Company's Common Stock, the CRSP Index for the Nasdaq Stock Market Index (U.S. companies) and Nasdaq Computer Manufacturers Stocks Index (SIC 3570-3579 U.S. and foreign), and the reinvestment of any and all dividends.

                                 PROPOSAL NO. 2

                          APPROVAL OF AMENDMENT TO THE
           RESTATED ARTICLES OF ORGANIZATION, AS AMENDED, TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors unanimously approved and recommends to the Company's stockholders that they consider and approve Proposal No. 2 to amend the Company's Restated Articles of Organization, as amended, (the "Articles of Organization") to increase the number of authorized shares of Voting Common Stock, $.10 par value (the "Common Stock"), from 14,000,000 to 25,000,000. The additional shares of Common Stock would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

     As of December 29, 1995, there were 10,856,793 shares of Common Stock outstanding. An aggregate of 10,450 shares of Common Stock were reserved for issuance as restricted stock and upon exercise of options granted or to be granted under the Company's 1993 Stock Incentive Plan. In addition, 200,000 shares of Common Stock were reserved for issuance upon exercise of certain immediately exercisable warrants.

     Pursuant to Massachusetts corporate law, the Board of Directors is authorized to issue from time to time any and all authorized and unissued shares of Common Stock for any proper corporate purposes without prior stockholder approval, except as may be required for a particular transaction by the Company's Articles of Organization, or by the rules of the NASD, or any other stock exchange or interdealer quotation system on which the Company's securities may then be listed. The Nasdaq National Market System, on which the Common Stock is listed, for example, currently requires stockholder approval as a prerequisite to listing shares to be issued in several instances, including an issuance that will result in a change of control, a transaction other than a public offering involving the sale or issuance of common stock equal to 20% or more of the common stock or voting power outstanding before the issuance for less than the greater of book or market value of the common stock, or, an acquisition, where a director, officer or substantial stockholder has at least a 5% interest in the company or assets to be acquired and the issuance of shares could result in an increase in outstanding common stock or voting power of 5% or more.

     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The increase will give the Company greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of stockholders. For example, the Board of Directors may deem it appropriate to make a private or public offering of the Company's Common Stock in order to raise funds for working capital or other purposes, or the Common Stock may be issued to finance possible future acquisitions, or for distribution to the Company's stockholders in the event of a stock dividend or stock split, or for distribution pursuant to employee benefit plans. However, the Company does not currently have any plans to pursue any of the foregoing with the exception of distribution pursuant to employee benefit plans as further discussed in "Proposal No. 3 -- Proposal to Adopt the Company's 1996 Incentive Stock Plan."

     Stockholders of the Company do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock, and the stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

VOTE REQUIRED TO AMEND THE ARTICLES OF ORGANIZATION

     An affirmative vote by the holders of a majority of the Common Stock outstanding and entitled to vote is required for the adoption of Proposal No. 2 to increase the number of authorized shares of Common Stock.

     The Board of Directors recommends that the stockholders vote "FOR" this proposed amendment to the Articles of Organization.

     Possible Effects of the Proposal. If the proposed amendment is adopted, the authority of the Board of Directors to issue the newly-authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, since the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock then outstanding.

     The Company's Articles of Organization and By-Laws do not currently contain any antitakeover provisions.

     Massachusetts Statute. Pursuant to Chapter 110F of the Massachusetts General Laws entitled "Business Combinations with Interested Shareholders," publicly held Massachusetts corporations are prohibited from engaging in a wide range of specified transactions with any "interested stockholder," defined to include, among others, any person or entity who owns (or at any time within the past three years did own) 5% or more of the outstanding voting stock of a corporation, for a three year period following the date the person becomes an interested stockholder, unless, among other things, (a) the interested stockholder obtains approval of the corporation's board of directors prior to becoming an interested stockholder, (b) the interested stockholder acquires at least 90% of the voting stock of the corporation (excluding shares held by certain affiliates of the corporation) outstanding at the time of becoming an interested stockholder, or (c) the business combination is both approved by the board of directors and authorized at a meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder).

     Under Chapter 110D of the Massachusetts General Laws governing "control share acquisitions," any stockholder of a publicly-held Massachusetts corporation who acquires 20% or more of certain ranges of voting power -- one-fifth or more but less than one-third, one-third or more but less than a majority, or the majority of all voting power -- may not, except in certain transactions, vote such stock unless the stockholders of the corporation so authorize.

     Chapter 110C of the Massachusetts General Laws, entitled "Regulation of Take-Over Bids in the Acquisition of Corporations," sets forth disclosure and other requirements with which a person making a take-over bid must comply. Further, the statute generally requires that if the offeror increases the consideration he is willing to pay for shares of the target corporation, then all stockholders of the target corporation will be entitled to such higher price for their shares, whether or not such shares are tendered before or after the offeror increases the consideration he is willing to pay.

     Each of the statutory provisions described above, as well as the authority of the Company's Board of Directors to issue additional shares of Common Stock if the proposal to increase the number of shares of Common Stock is approved by stockholders, could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of the Company.

     The Company is not aware of any efforts to accumulate the Company's securities or to obtain control of the Company, and the Company has no present intention or agreement to issue any additional shares of Common Stock, other than pursuant to employee benefit plans, outstanding options and the 1996 Stock Incentive Plan, which is the subject of Proposal No. 3 -- Proposal to Adopt the Company's 1996 Incentive Stock Plan.

                                 PROPOSAL NO. 3

                        PROPOSAL TO ADOPT THE COMPANY'S
                           1996 INCENTIVE STOCK PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Company's 1996 Incentive Stock Plan (the "1996 Plan"). The following is a summary description of the 1996 Plan and is qualified in its entirety by reference to the full text of the 1996 Plan, which is set forth as Exhibit A to this Proxy Statement.

     Purposes. The 1996 Plan is intended to provide employees and other persons who are in a position to contribute to the long-term success of the Company with long-term incentives and rewards, to assist the Company in attracting and retaining executives and key employees with requisite experience and ability and to associate more closely the interests of such executives and key employees with those of the Company's stockholders.

     Administration. The 1996 Plan will be administered by the Stock Incentive, Nominations and Compensation Committee (the "Committee"). The Committee will serve at the pleasure of the Board of Directors which may discharge any member, appoint new members or fill vacancies. No member of the Committee while a member thereof is eligible to participate in the 1996 Plan nor may any person be appointed to the Committee unless he was not eligible to participate in the 1996 Plan or any other plan of the Company at any time within one year prior to such appointment as provided in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     Stock Available for Awards. Subject to stockholder approval, a maximum of 500,000 shares of Common Stock will be available for issuance under the 1996 Plan. The shares of Common Stock to be delivered under the 1996 Plan may be either authorized but unissued shares or treasury shares. Any shares subject to an option under the 1996 Plan which for any reason terminates, is canceled or otherwise expires unexercised, any shares reacquired by the Company due to restrictions imposed on the shares, shares returned because payment is made under the 1996 Plan in Common Stock of equivalent value rather than in cash, and shares reacquired from a recipient for any other reason, shall no longer count towards the aggregate number of shares which may be the subject of stock options or restricted share awards and such number of shares may be subject to further awards under the 1996 Plan.

     Eligibility; Grant of Awards. Subject to the terms of the 1996 Plan, the Committee has the authority and sole discretion to determine those key employees and other individuals eligible to participate in the 1996 Plan, select to whom awards will be granted, determine the size and form of awards and the times that awards are to be granted, establish the terms under which awards will be made and make or alter any restrictions or conditions on any award and adopt such rules and regulations, establish, define and interpret other terms and conditions and make all other determinations necessary or desirable for the administration of the 1996 Plan. Under the 1996 Plan, the Company may grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), other options which are not qualified as incentive stock options ("nonqualified stock options") and restricted share awards. Incentive stock options may only be granted to employees.

     Stock Option Awards; Price; Exercise; Restrictions. Stock options are rights to purchase shares of the Company's Common Stock at a fixed price for a predetermined period of time. The 1996 Plan authorizes the Committee to determine the number of shares of Common Stock to be covered by each option, the purchase or exercise price of stock subject to such stock options and the term of each stock option, which may not be longer than ten (10) years after the date of grant. The exercise price may not be less than par value in the case of nonqualified stock options. It may not be less than the greater of fair market value at the time of grant of such stock option or par value in the case of incentive stock options. The purchase price must be paid in full upon exercise either in cash or, at the Committee's discretion, by delivery of shares of Common Stock, any other property or any combination of cash, stock and other property. No stock option or any rights or interests of the recipient therein may be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of a recipient, a stock option may be exercisable only by the recipient thereof. The aggregate fair market value of the Common Stock (at the time of grant of any incentive stock option) with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year under all plans of the Company and any subsidiaries may not exceed $100,000. At the Committee's discretion, the Common Stock issued pursuant to stock options granted under the 1996 Plan may be subject to restrictions on vesting or transferability.

     Stock Option Awards; Rights in the Event of Termination or Death. In the event of the death, retirement or permanent disability of the recipient of a stock option, the stock option may be exercised by the recipient or the recipient's estate, to the extent exercisable on the date of death, disability or retirement, provided that the period during which the incentive stock option may be exercised shall not extend beyond the earlier of one year from the date of such death, disability or retirement or the expiration date of the stock option. If the recipient's employment is terminated for reasons other than death, retirement or permanent disability, the period during which an incentive stock option may be exercised shall not extend beyond three months after the recipient leaves the Company, to the extent such stock option was exercisable on the date of termination.

     Restricted Share Awards. Restricted share awards are grants of restricted shares. Restricted shares may be issued for any lawful consideration and on such other terms as the Committee may determine. Restricted shares are held by the recipient subject to certain restrictions on disposition which lapse over time. With the consent of the Committee, restricted shares as to which restrictions have not yet lapsed may be pledged or otherwise encumbered to secure borrowing.

     Restricted Share Awards; Rights in the Event of Termination or Death. In the event of the recipient's termination of employment for any reason except death, retirement or permanent disability, the Company may repurchase all or a portion of the restricted shares as to which restrictions have not already lapsed for the recipient's original acquisition price, if any. The restrictions against disposition and the obligation of resale to the Company will lapse as to any restricted shares that the Company declines to purchase. Upon the death, retirement or permanent disability of the recipient of a restricted share award, the restrictions against disposition and the obligation of resale to the Company of the restricted shares as to which such restrictions and obligations have not otherwise lapsed will immediately lapse.

     Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Company or any parent, subsidiary or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the 1996 Plan. The Company will indemnify the members of the Board of Directors, the members of the Committee and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

     Amendment or Termination of the 1996 Plan. The Board of Directors may at any time, amend, suspend or terminate the 1996 Plan; provided, however, that neither the Board of Directors nor the Committee may materially increase the benefits accruing to participants in the 1996 Plan, increase the number of shares of Common Stock reserved for purposes of the 1996 Plan, extend the term of the 1996 Plan, materially modify the requirements to be a participant in the 1996 Plan or otherwise modify the 1996 Plan in any way or manner requiring the approval of the stockholders without such approval and compliance with any applicable law, rules or regulations. No amendment, suspension or termination of the 1996 Plan may affect the rights of a participant to whom an award has been granted without such participant's consent.

     Share Adjustments. If there is any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving Corporation in any transaction, the Board of Directors of the surviving Corporation, or its designee) in the aggregate number and kind of shares subject to the 1996 Plan, and the number and kind of shares and the price per share subject to outstanding options and restricted shares.

     Duration of the 1996 Plan. Subject to stockholder approval of the 1996 Plan, awards may be made under the 1996 Plan for a period of ten years ending on December 14, 2005. The period during which a stock option or other award may be exercised, however, may extend beyond that time.

     Federal Income Tax Consequences of the 1996 Plan. The following general discussion of the Federal income tax consequences of options and restricted share awards granted under the 1996 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder, and existing public and private administrative rulings of the Internal Revenue Service (the "IRS"). This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1996 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 1996 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Federal Tax Consequences of Nonqualified Options Under the 1996 Plan. An option holder will not recognize any taxable income upon the grant of a nonqualified option under the 1996 Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. However, if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment prior to a specified date, or (b) the recipient is an officer or director of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon their sale of shares of Common Stock, then there may be a different tax result. In either case, the recognition of income by the option holder will be postponed. In general, the date on which taxable income (if any) is recognized (the "Recognition Date") will be the date on which the stock becomes "freely transferable" or not subject to "risk of forfeiture" in the case of stock on which the Company has imposed restrictions. The IRS regulations have not yet been amended to conform with the latest rules under
Section 16(b). However, it is generally anticipated that the Recognition Date will be the earlier of (i) six months after the date the option was granted, or
(ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

     Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date.

     The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

     When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option.

     An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

     Incentive Stock Options Under the 1996 Plan. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

     An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as long-term capital gain.

     A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or
(ii) the amount actually realized over (b) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the optionee's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the optionee is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of fair market value of the shares on the date of exercise over the option exercise price.

     As noted previously, the tax result may change if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment prior to a specified date, or (b) the recipient is an officer or director of the Company subject to Section 16(b). In the case of a disqualifying disposition of shares acquired pursuant to the exercise of such an incentive stock option, the date on which the fair market value of the shares is determined will be postponed, and the tax consequences will be similar to the treatment that applies to shares purchased pursuant to nonqualified stock options granted under the 1996 Plan, including the ability to make a Section 83(b) election.

     In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially vested" are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

     The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

     Restricted Share Awards Under the 1996 Plan. The 1996 Plan provides for restrictions on the Restricted Shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment prior to a specified date. In addition, the recipient may be an officer or director of the Company subject to Section 16(b). In either of these situations, the tax treatment will be delayed until the restrictions lapse, as described above for nonqualified options. At that time, the recipient will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount that the recipient is required to pay (if anything). It is possible that if the Company permits the holder of Restricted Shares to pledge the shares as security for a loan, then the restrictions will be considered to have lapsed at the time of such a pledge.

     Alternatively, the recipient will be eligible to file a Section 83(b) election to be taxed at the time the shares are received, rather than when the restrictions lapse. The rules for making a Section 83(b) election are described above in the section discussing nonqualified options.

     Upon a subsequent sale of the shares, long-term or short-term gain or loss (depending upon the holding period) will generally be recognized equal to the difference between the amount realized and the fair market value of the shares on the date they were acquired (if a Section 83(b) election was filed) or the date the restrictions lapse (if no election was filed).

     The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the recipient, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

VOTE REQUIRED TO ADOPT THE 1996 INCENTIVE STOCK PLAN

     An affirmative vote by the holders of a majority of the Common Stock present or represented at the Meeting and entitled to vote is required for the adoption of the proposal to adopt the 1996 Incentive Stock Plan.

     The Board of Directors recommends that the stockholders vote "FOR" the proposed adoption of the 1996 Incentive Stock Plan.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1996. Ernst & Young LLP was engaged initially as the Company's principal accountants to audit its financial statements on October 27, 1994. On October 21, 1994, the Company dismissed its prior independent certified public accountants, Deloitte & Touche LLP. The decision to change accountants was approved by the Audit Committee of the Board of Directors and by the Board of Directors.

     During (i) the fiscal year ended December 31, 1993, and (ii) the subsequent quarterly periods ending March 31, 1994, June 30, 1994 and September 30, 1994, the Company did not have any disagreements with

Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference to the subject matter of the disagreements in connection with their report.

     The report of Deloitte & Touche LLP on the Company's financial statements for the fiscal years ended December 31, 1993 (i) did not contain any adverse opinion or a disclaimer of opinion, and (ii) was not qualified or modified as to certainty, audit scope or accounting principles.

     A representative of Ernst & Young LLP will be present at the Meeting to make a statement if such representative desires to do so and to respond to appropriate questions. Representatives of Deloitte & Touche LLP will not be present at the Meeting.

VOTING PROCEDURES

     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The six nominees for Directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected Directors of the Company. The affirmative vote of a majority of the outstanding shares of Common Stock is required for the approval of Proposal No. 2, and the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for the approval of Proposal No.
3. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. Abstentions and broker non-votes will have no effect on the outcome of the vote for the election of Directors, and will have the same effect as a vote against the proposal to amend the Company's Articles of Organization and the proposal to adopt the 1996 Incentive Stock Plan.

REPORTING UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 1995 except as follows:

     The executive officers and directors listed in the table below filed a Form
4 on the dates indicated, reporting, as indicated in the table, the purchase of shares of Common Stock.

                               NAME                        FORM 4 FILING DATE
                               ----                        ------------------
                Jan A. Smolders(1)                               4/7/95
                Edward J. Stewart, III(2)                       12/26/95

---------------
(1) On this date, Mr. Smolders filed a Form 4 dated February 1995 reflecting a purchase of shares of Common Stock on February 10, 1995.

(2) On this date, Mr. Stewart filed a Form 4 dated November 1995 reflecting a purchase of shares of Common Stock on November 13, 1995.

OTHER PROPOSED ACTION

     The Board of Directors knows of no matters which may come before the Meeting other than the election of directors, the proposal to amend the Company's Articles of Organization to increase the number of authorized shares of Voting Common Stock from 14,000,000 to 25,000,000 and the proposal to adopt the 1996 Incentive Stock Plan. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the Company's 1997 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than January 15, 1997.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, COMPUTER IDENTICS CORPORATION, 5 SHAWMUT ROAD, CANTON, MASSACHUSETTS 02021.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                                                       EXHIBIT A

                         COMPUTER IDENTICS CORPORATION

                           1996 INCENTIVE STOCK PLAN

     Section I. Purpose of the Plan.

     The purposes of this Computer Identics Corporation 1996 Incentive Stock Plan (the "1996 Plan") are (i) to provide long-term incentives and rewards to those key employees (the "Employee Participants") of Computer Identics Corporation (the "Corporation") and its subsidiaries (if any), and any other persons other than non-employee directors (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and key employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and key employees with those of the Corporation's stockholders. Notwithstanding the foregoing, if Section 16, as defined in Section II, is applicable to the Corporation, then any director of the Corporation who is, or within the past year was, a member of the Committee, as defined in paragraph (a) of Section III, shall not be eligible to receive any Stock Options.

     Section II. Definitions.

     "Code" is the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Common Stock" is the $.10 par value common stock of the Corporation.

     "Committee" is defined in Section III, paragraph (a).

     "Corporation" is defined in Section I.

     "Corporation ISOs" are all stock options (including 1996 Plan ISOs) which
(i) are Incentive Stock Options and (ii) are granted under any plans (including this 1996 Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

     "Employee Participants" is defined in Section I.

     "Fair Market Value" of any property is the value of the property as reasonably determined by the Committee.

     "Free Shares" are Restricted Shares as to which the restrictions against disposition and the obligation of resale to the Corporation have lapsed.

     "Incentive Stock Option" is a stock option which is treated as an incentive stock option under Section 422 of the Code.

     "1996 Plan" is defined in Section I.

     "1996 Plan ISOs" are Stock Options which are Incentive Stock Options.

     "Non-employee Participants" is defined in Section I.

     "Non-qualified Option" is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

     "Parent Corporation" has the meaning provided in Section 424(e) of the Code.

     "Participants" are all persons who are either Employee Participants or Non-employee Participants.

     "Permanent and Total Disability" has the meaning provided in Section 22(e)(3) of the Code.

     "Restricted Share Awards" are grants of Restricted Shares.

     "Restricted Shares" are shares of Common Stock acquired by a Participant subject to the restrictions set forth in Section IV.

     "Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

     "Stockholder Approval" means the affirmative vote of at least a majority of the shares of Common Stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by state law or Section 16, if applicable to the Corporation, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent or other means, to the extent permitted by applicable state law.

     "Stock Options" are rights granted pursuant to this 1996 Plan to purchase shares of Common Stock at a fixed price.

     "Subsidiary Corporation" has the meaning provided in Section 424(f) of the Code.

     "Ten Percent Stockholder" means, with respect to a 1996 Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such 1996 Plan ISO is granted.

     Section III. Administration.

     (a) The Committee. This 1996 Plan shall be administered by a compensation committee designated by the Board of Directors of the Corporation, which may include any persons (including any or all of the directors) designated by the Board of Directors (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person's membership would prevent the plan from complying with Section 16, if applicable to the Corporation. At such time as any class of equity security of the Corporation is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), (i) the Committee shall consist of at least two members of the Board of Directors and (ii) no member of the Committee while a member thereof shall be eligible to participate in this Plan, nor may any person be appointed to the Committee unless he was not eligible to participate in this 1996 Plan or any other plan of the Corporation at any time within the one-year period immediately prior to such appointment as provided in Rule 16b-3 promulgated under the Act.

     (b) Authority and Discretion of the Committee. Subject to the express provisions of this 1996 Plan and provided that all actions taken shall be consistent with the purposes of this 1996 Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute key employees eligible to be Employee Participants;
(ii) select the Participants to whom awards shall be granted under this 1996 Plan; (iii) determine the size and the form of the award or, if any, to be granted to any Participant; (iv) determine the time or times such awards shall be granted including the grant of Stock Options and Restricted Share Awards in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such awards may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such awards; and (vii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 1996 Plan. Notwithstanding any provision of this 1996 Plan to the contrary, only Employee Participants shall be eligible to receive 1996 Plan ISOs.

     (c) Applicable Law. This 1996 Plan, and all awards shall be governed by the law of the state in which the Corporation is incorporated.

     Section IV. Awards.

     Awards under this 1996 Plan may include Stock Options and Restricted Share Awards, all as described herein.

     (a) Stock Options.

          (i) Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 1996 Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following, or a similar, statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in
     Section 422 of the Internal Revenue Code of 1986, as amended."

          (ii) Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of 1996 Plan ISOs, the term of any such 1996 Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a 1996 Plan ISO that in the event of the Permanent and Total Disability or Death of the Participant, the 1996 Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or Death. In no event may a 1996 Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of 1996 Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

          (iii) The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (A) in cash, (B) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (C) any other property (valued at its Fair Market Value on the date of such exercise), or (D) any combination of cash, stock and other property, with any payment made pursuant to clauses (B), (C) or (D) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a 1996 Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the 1996 Plan ISO, provided that in the case of 1996 Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the 1996 Plan ISO.

          (iv) To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this section) are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Stock Option or at the time of its exercise. For the purpose of this section, Fair Market Value shall be determined as of the time the option with respect to such stock is granted. For the purposes of this limitation, options shall be taken into account in the order granted.

          (v) At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

     (b) Restricted Share Awards. Restricted Shares may be issued for any lawful consideration and on such terms as may be determined by the Committee, subject to the restrictions described in the following subsections.

          (i) Restricted Shares may not be sold, transferred or otherwise disposed of, pledged or otherwise encumbered, except (A) if they become Free Shares in accordance with their terms and the terms of this 1996 Plan,
     (B) if the Corporation declines to repurchase such shares, as provided in this paragraph, or (C) as provided in paragraph (g) of Section VII. In the event of the recipient's termination of employment for any reason except death, retirement or permanent disability, Restricted Shares which have not become Free Shares shall be delivered to the Corporation within 30 days following such termination. Within 60 days following a timely delivery of said shares, the Corporation may repurchase all or a portion of said shares by paying to the recipient the original acquisition price, if any, for the number of shares that the Corporation elects to purchase, and the Corporation will return to the recipient any shares not so purchased. The restrictions against disposition and the obligation of resale to the Corporation shall lapse as to any shares which the Corporation declines to purchase. Any of such shares which are not delivered to the Corporation within 30 days following the termination of employment shall be deemed void for all corporate purposes, and shall remain subject to the restrictions imposed thereon which restrictions shall not lapse as otherwise provided. Nothing in this Section shall require the Company to repurchase Restricted Shares issued to Participants under the 1996 Plan.

          (ii) Upon the occurrence of the earlier of the death, retirement or permanent disability of the recipient of a Restricted Share Award, the restrictions against disposition and the obligation of resale to the Corporation of shares as to which such restrictions and obligations have not otherwise lapsed shall immediately lapse.

          (iii) In addition to or in lieu of the terms provided in paragraph
     (b)(ii) above, the Committee may, in its discretion, provide terms pursuant to which Restricted Shares issued to a Participant shall become Free Shares. In this regard, the Committee may, in its discretion, provide that the Restricted Shares shall immediately become Free Shares upon issuance. Such terms shall be incorporated into the terms of the Restricted Share Award at the time of the granting of the award, and may also be made a part of an agreement between the Corporation and the recipient at the time of the transfer of the Restricted Shares.

          (iv) Certificates issued in respect of Restricted Shares awarded under the 1996 Plan shall be registered in the name of the recipient but shall bear the following legend if such Restricted Shares do not immediately become Free Shares:

          "The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the 1996 Incentive Stock Plan of

     Computer Identics Corporation and in a repurchase agreement executed pursuant thereto. Copies of said plan and agreement are on file in the office of the Treasurer of the Company at the Company's offices in Canton, Massachusetts."

          (v) In order to enforce the restrictions, terms and conditions on Restricted Shares, the Committee may in its discretion require each recipient thereof, immediately upon receipt of a certificate or certificates representing such shares, to deposit such certificates together with stock powers and other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Corporation as Escrow Agent under an escrow agreement in such form as shall be determined by the Committee.

     Section V. Amendment and Termination; Adjustments Upon Changes in Stock.

     (a) The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 1996 Plan in whole or in part; provided, however, that neither the Board of Directors nor the Committee may amend or modify the definition of Employee Participants, materially increase the benefits accruing to Participants, increase the number of shares of Common Stock reserved for purposes of this 1996 Plan, extend the term of this 1996 Plan, materially modify the requirements to be a Participant in this 1996 Plan, or otherwise modify this 1996 Plan in any way or manner requiring the approval of the Stockholders under the Code, or rules and regulations thereunder, or Section 16, if applicable to the Corporation, without Stockholder Approval and compliance with any applicable law, rules, or regulations. Except as provided herein, no amendment, suspension or termination of this 1996 Plan may affect the rights of a Participant to whom an award has been granted without such Participant's consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any 1996 Plan ISO granted to an Employee Participant to a Non-qualified Option at any time prior to the exercise, in full, of such 1996 Plan ISO.

     (b) If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors (or, if the Corporation is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of Restricted Shares and unexpired Stock Options, for the substitution of new options for, or the assumption by another corporation of, any Restricted Shares or unexpired Stock Options then outstanding hereunder.

     (c) If by reason or recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock payable in shares of Common Stock, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board of Directors shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Stock Options and repurchase price of outstanding Restricted Shares and in the number and kind of shares as to which outstanding Stock Options shall be exercisable.

     (d) In the event of a transaction of the type described in paragraphs (b) and (c) above, the total number of shares of Common Stock on which Stock Options or as to which Restricted Shares may be granted under this 1996 Plan shall be appropriately adjusted by the Board of Directors.

     Section VI. Shares of Stock Subject to the Plan.

     The number of shares of Common Stock that may be the subject of awards under this 1996 Plan shall not exceed an aggregate of 500,000 shares. Shares to be delivered under this 1996 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Option hereunder which for any reason terminates, is canceled or otherwise expires unexercised, shares reacquired by the

Corporation because restrictions do not lapse and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options and Restricted Shares issued hereunder, and such number of shares shall be subject to further awards under this 1996 Plan.

     Section VII. Miscellaneous Provisions.

     (a) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 1996 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

     (b) Participation by Foreigners. Without amending this 1996 Plan, except to the extent required by the Code in the case of Incentive Stock Options, the Committee may modify grants made to participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

     (c) Rights of Recipients of Awards. The holder of any Stock Option granted under the 1996 Plan shall have no rights as a stockholder of the Corporation with respect thereto unless and until certificates for shares are issued. Except as otherwise provided herein, the holder of Restricted Shares will be entitled to receive any dividends on such shares in the same amount and at the same time as declared on shares of Common Stock of the Company and shall be entitled to vote such shares as a stockholder of record.

     (d) Assignment of Stock Options. No Stock Option or Restricted Shares or any rights or interests of the recipient therein shall be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of the recipient, such Stock Option shall be exercisable only by, or payable only to, the recipient thereof.

     (e) Legal and Other Requirements. No shares of Common Stock shall be issued or transferred upon grant or exercise of any award under the 1996 Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the 1996 Plan have been complied with to the satisfaction of the Committee. Furthermore, the Corporation is not obligated to register or qualify Restricted Shares or the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may be legended to reflect such restrictions.

     (f) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of awards to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the issuance of Restricted Shares or the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

     (g) Pledge of Shares. Notwithstanding restrictions against disposition of any award made pursuant to the 1996 Plan, the Committee, in its discretion, may permit any shares acquired under the 1996 Plan to be pledged or otherwise encumbered to secure borrowing by the recipient thereof solely for the purpose of obtaining the acquisition price to be paid for such shares, provided, that the amount of such borrowing may not exceed the acquisition price of such shares, and the recipient must provide the Corporation with a copy of the documents executed in connection with such borrowing. Any borrowing made by the recipient of an award pursuant to this paragraph (g) must permit the Corporation to repay the outstanding indebtedness and reacquire the pledged shares in the event of a default by the recipient under the borrowing documents. Nothing in this paragraph (g) shall require the Corporation to repay any indebtedness of a Participant or reacquire shares pledged hereunder.

     (h) Right to Awards. No employee of the Corporation or other person shall have any claim or right to be a Participant in this 1996 Plan or to be granted an award hereunder. Neither this 1996 Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the 1996 Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

SECTION VII. EFFECTIVE DATE AND TERM OF THIS PLAN.

     Provided there is Stockholder Approval on or before December 14, 1996, the effective date of this 1996 Plan is December 14, 1995 (the "Effective Date") and awards under this 1996 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option or other award may be exercised may extend beyond that time as provided herein.

                                                            BRF&G Draft 3/27/96

PROXY                     COMPUTER IDENTICS CORPORATION                   PROXY

        The undersigned hereby appoints Richard C. Close, Jeffrey A. Weber and Steven R. London, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 1996 Annual Meeting of Stockholders of Computer Identics Corporation to be held on Tuesday, May 14, 1996, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF ORGANIZATION AND FOR THE PROPOSAL TO ADOPT THE 1996 INCENTIVE STOCK PLAN.

                 Continued, and to be signed, on reverse side
       (Please fill in the reverse side and mail in enclosed envelope)

/   / PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1.  Election of Directors:

Nominees: Richard C. Close, John M. Hill, Tomas Kohn, Jan A. Smolders,
          Edward J. Steward, III, Richard S. Wilcox

/   / FOR ALL NOMINEES (except as marked to the contrary)

/   / WITHHOLD AUTHORITY to vote for all nominees

FOR except vote withheld from the following nominee(s):


-------------------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED ABOVE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR PROPOSAL NO. 2.

                                                          FOR  AGAINST  ABSTAIN

2.  To amend the Restated Articles of Organization as     / /    / /      / /
described in the accompanying Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR PROPOSAL NO. 3.

3.  To adopt the 1996 Incentive Stock Plan                / /    / /     / /
as described in the accompanying Proxy Statement.


                                                       MARK HERE FOR    / /
                                                       ADDRESS CHANGE
                                                       AND NOTE AT LEFT


(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)


Signatures:                                     Date:
           ----------------------------------        -------------------

Signatures:                                     Date:
           ----------------------------------        -------------------